Exhibit 15




[Coopers & Lybrand L.L.P. letterhead]





Ford Motor Company
The American Road
Dearborn, Michigan




      Re: Ford Motor Company Registration Statement Nos. 2-95018, 2-95020,
          33-9722, 33-14951, 33-19036, 33-36043, 33-36061, 33-39402, 33-50087,
          33-50194, 33-50238, 33- 54304, 33-54344, 33-54348, 33-54275, 33-54283,
          33-54735, 33-54737, 33-55847, 33-56785, 33-58255, 33-58785, 33-58861,
          33-61107, 33-62227, 33-64605, 33-64607, 333-02401 and 333-02735 on
          Form S-8; and 2-42133, 33-32641, 33-40638, 33-43085, 33-55474,
          33-55171, 33-64247 and 333-14297 on Form S-3

          We are aware that our report dated October 16, 1996 accompanying the unaudited interim financial information of Ford Motor Company for the periods ended September 30, 1996 and 1995 and included in the Ford Motor Company Quarterly Report on Form 10-Q for the quarter ended September 30, 1996 will be incorporated by reference in the Registration Statements. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the Registration Statements prepared or certified by us within the meaning of Sections 7 and 11 of that Act.






/s/ COOPERS & LYBRAND L.L.P.

COOPERS & LYBRAND L.L.P.

Detroit, Michigan
October 30, 1996

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